UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )
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☐	Soliciting Material Pursuant to Section 240.14a-12
PATRIOT CAPITAL FUNDING, INC.

(Name of Registrant as Specified in Its Charter)

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Notice of Annual Meeting of Stockholders

To the Stockholders:

The 2009 Annual Meeting of Stockholders of Patriot Capital Funding, Inc. (the “Company” or “Patriot Capital Funding”) will be held at the offices of Edwards Angell Palmer & Dodge LLP, Three Stamford Plaza, 301 Tresser Boulevard, Stamford, Connecticut 06901, on June 17, 2009, at 10:30 A.M. (Eastern Daylight Time) for the following purposes:

1. To elect three (3) Class I directors of the Company who will serve for three (3) years, or until their successors are duly elected and qualified;

2. To ratify the selection of Grant Thornton LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009; and

3. To transact such other business as may properly come before the meeting and any adjournments or postponements.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on May 5, 2009. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By order of the board of directors,

William E. Alvarez, Jr.
Secretary

Westport, CT
May 8, 2009

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

Notice of Annual Meeting of Stockholders
PROXY STATEMENT 2009 Annual Meeting of Stockholders
PROPOSAL 1. ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
2010 ANNUAL MEETING OF STOCKHOLDERS

274 Riverside Avenue
Westport, CT 06880

PROXY STATEMENT
2009 Annual Meeting of Stockholders

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Patriot Capital Funding, Inc. for use at the Company’s 2009 Annual Meeting of Stockholders (the “Meeting”) to be held on June 17, 2009, at 10:30 A.M., (Eastern Daylight Time) at the offices of Edwards Angell Palmer & Dodge LLP, Three Stamford Plaza, 301 Tresser Boulevard, Stamford, Connecticut 06901, and at any adjournments or postponements thereof. This Proxy Statement, the accompanying proxy card, and the Company’s Annual Report to Stockholders for the year ended December 31, 2008, are first being sent to stockholders on or about May 8, 2009.

We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the Company’s Secretary in writing or by attending the Meeting and voting in person. If you do not wish to attend the Meeting and vote in person, please send any written notification of revocation, along with a properly executed later-dated proxy to Patriot Capital Funding, Inc., 274 Riverside Avenue, Westport, CT 06880, Attention: Secretary. Again, any stockholder of record attending the Meeting may vote in person whether or not he or she has previously submitted a proxy card. If your shares are held for your account by a broker, bank, or other institution or nominee (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1. To elect three (3) Class I directors of the Company who will serve for three (3) years, or until their successors are duly elected and qualified;

2. To ratify the selection of Grant Thornton LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009; and

3. To transact such other business as may properly come before the meeting and any adjournments or postponements.

Voting Securities

You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on May 5, 2009 (the “Record Date”). On April 27, 2009, there were 20,950,501 shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.

Quorum Required

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date and entitled to vote will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Broker Shares for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes.

If a quorum is not present at the Meeting, the stockholders who are present at the Meeting may adjourn the Meeting until a quorum is present. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment to permit the further solicitation of proxies.

Vote Required

Election of Nominee Directors.  The affirmative vote of the plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to elect each of the nominees as a director (i.e., the number of shares voted “for” each of the nominees must exceed the number of votes “against” each of the nominees). Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the stockholder vote.

Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of the holders of a majority of all shares of our common stock present at the Meeting in person or represented by proxy and entitled to vote at the Meeting is required to ratify the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm. An abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal.

Additional Solicitation.  If there are not enough votes to approve any proposals at the Meeting, the stockholders who are present at the Meeting may adjourn the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy and entitled to vote at the Meeting. The persons named as proxies will vote those proxies for such adjournment to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing, and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the proxy card. The Company has requested that brokers, nominees, fiduciaries, and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone, facsimile transmission, or telegram by directors, officers, or regular employees of the Company (without special compensation therefor).

Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s Secretary.

Important Notice Regarding the Availability of Proxy Materials

Our proxy statement, accompanying proxy card, and annual report on Form 10-K for the year ended December 31, 2008 are available on the Internet at www.patcapfunding.com under the “Proxy and Annual Report” section of our web site.

The following information applicable to the Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the meeting and voting in person.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 27, 2009, each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, each current director, each nominee for director, the Company’s named executive officers, and the directors and executive officers as a group. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power.

The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940, or the 1940 Act.

	Number of			Dollar Range of Equity
	Shares Owned		Percentage	Securities Beneficially
	Beneficially(1)		of Class(2)	Owned(4)

Stockholders Owning 5% or Greater of the Company’s Outstanding Shares
Compass Group Investments, Ltd.(3) The Belvedere Building 69 Pitts Bay Road Pembroke, Bermuda HM08	1,100,800		5.24%	over $100,000
Interested Directors:
Richard P. Buckanavage	977,844	(5)	4.67%	over $100,000
Timothy W. Hassler	947,088	(5)	4.52%	over $100,000
Independent Directors:
Steven Drogin	10,693		*	$10,001 - $50,000
Mel P. Melsheimer	16,000		*	$10,001 - $50,000
Dennis C. O’Dowd	4,000		*	$1 - $10,000
Richard A. Sebastiao	17,490		*	$10,001 - $50,000
Executive Officers:
William E. Alvarez, Jr.	146,130	(5)	*	over $100,000
Matthew R. Colucci	460,115	(5)	2.20%	over $100,000
Clifford L. Wells	129,739	(5)	*	over $100,000
All Directors and Executive Officers as a Group (9 in number)(7)	2,709,099	(6)	12.93%

*	Less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	Based on a total of 20,950,501 shares of the Company’s common stock issued and outstanding as of April 27, 2009, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(3)	Wilton Funding Holdings, LLC is the record holder of these shares. Wilton Funding Holdings, LLC is indirectly owned and controlled by Compass Group Investments, Ltd. (“CGI”) (CGI is the successor to Compass Group Investments, Inc., a Bahamas international business company and the original reporting person, which was redomiciled as a Bermuda exempt company in April of 2008). As a result CGI may be deemed to beneficially own the shares held by Wilton Funding Holdings, LLC. Compass Wilton Partners, LP is the sole member of Wilton Funding Holdings, LLC; Concorde Wilton Holdings, LP is the principal limited partner of Compass Wilton Partners, LP; Navco Management, Ltd. (“Navco”) is the general partner of Compass Wilton Partners, LP and Concorde Wilton Holdings, LP; Navco is managed by Thomas Hsu, a director, Peter Antturi, a director and Cora Lee Starzomski, a director; Navco and CGI are wholly owned by Kattegat Limited (“Kattegat”), a Bermuda exempt company; Kattegat Limited is wholly-owned by the Kattegat Trust (the “Trust”), a Bermuda charitable trust, the trustee of which is Kattegat Private Trustees Limited (the “Trustee”), a Bermuda exempt company; Path Spirit Limited (“Path”), an English company limited by guarantee, is the trust protector for the Trust; the Trustee is wholly owned by the Lund Purpose Trust (“Lund”), a Bermuda purpose trust; the member directors of Path are Axel Karlshoej, Svend Erik Kjærgaard and Arthur Coady; and, as a result, each of Compass Wilton Partners, LP, Concorde Wilton Holdings, LP, Navco, the directors of Navco, Kattegat, the Trust, the Trustee, Path, Lund and the member directors of Path may be deemed to beneficially own the shares of common stock held by Wilton Funding Holdings, LLC. Each of these entities (other than CGI) and individuals disclaim beneficial ownership of the shares of common stock referred to herein, except to the extent of such entity’s pecuniary interest therein.

Information regarding the share ownership was obtained from the Schedule 13G/A filed by Compass Group Investments, Ltd. on April 20, 2009.

(4)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(5)	Includes shares of our common stock issuable upon the exercise of options exercisable within 60 days of April 27, 2009 as follows: Richard P. Buckanavage (892,625 shares), Timothy W. Hassler (884,345 shares), William E. Alvarez, Jr. (134,027 shares), Matthew R. Colucci (450,679 shares) and Clifford L. Wells (123,739 shares).

(6)	Includes 2,485,415 shares of our common stock issuable upon the exercise of options exercisable within 60 days of April 27, 2009.

(7)	The address for all officers and directors is c/o Patriot Capital Funding, Inc., 274 Riverside Avenue, Westport, CT 06880.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2008, with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

				Number of Securities
	Number of			Remaining Available for
	Securities to be			Future Issuance Under
	Issued Upon		Weighted-Average	Equity Compensation Plan
	Exercise of		Exercise Price of	(Excluding Securities
	Outstanding Options		Outstanding Options	Reflected in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by public stockholders	1,935,681		$11.35	762,923
Equity compensation plans not approved by public stockholders	1,301,496	(1)	$14.00	—
Total	3,237,177		$12.41	762,923	(2)

(1)	The stock option plan pursuant to which these options were issued or are issuable was approved by our stockholders prior to our initial public offering.

(2)	On March 3, 2009, the board of directors granted an award of 446,250 shares of restricted stock to the Company’s executive officers.

PROPOSAL 1.

ELECTION OF DIRECTORS

Pursuant to the Company’s restated bylaws, the board of directors may modify the number of members of the board of directors provided that the number of directors will not be fewer than five or greater than eleven and that no decrease in the number of directors shall shorten the term of any incumbent director. Currently, the number of directors is six. Directors are generally elected for a staggered term of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are duly elected and qualified.

The Class I directors, Messrs. Drogin, Melsheimer and Sebastiao, have been nominated for re-election for three-year terms expiring in 2012. Each Class I director has agreed to serve as a director if elected and has consented to be named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

A stockholder can vote for or against each of the nominees or abstain from voting. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated as a replacement. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about the Directors

Certain information, as of April 27, 2009, with respect to the nominees for election at the Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each director and director nominee holds, and the year in which each director and director nominee became a director of the Company.

The business address of each nominee and director listed below is c/o Patriot Capital Funding, Inc., 274 Riverside Avenue, Westport, CT 06880.

Nominees for Class I Directors — Term Expiring 2012

All three Class I directors are independent directors for purposes of the 1940 Act.

Steven Drogin

Age 65.  Mr. Drogin has been a member of our board of directors since June 2005. He retired from KPMG LLP in 2003 where he worked for 38 years and served as an audit partner since 1976. From 1992 until he retired, Mr. Drogin was a member of KPMG’s Financial Services Practice. Mr. Drogin is a Certified Public Accountant (“CPA”) and a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs (“NYSSCPA”). He has served on several of NYSSCPA’s committees. From 1990 to 1992, he was the Chairman of the NYSSCPA’s Leasing and Financial Services Companies Committee.

Mel P. Melsheimer

Age 69.  Mr. Melsheimer has been a member of our board of directors since June 2005. Since August 2006, he has served as the chairman of our board of directors. Since January 7, 2005, Mr. Melsheimer has been the president and a director of Linkhorn Capital Advisors, Inc., an entity which is a managing member of Masters Capital Nanotechnology, LLC, a venture capital general partner. From February 1997 to December 2004, Mr. Melsheimer served as the president, chief operating officer and chief financial officer of Harris & Harris Group, Inc., a publicly traded business development company. During his tenure at Harris & Harris Group, Mr. Melsheimer also served as the chief compliance officer, the treasurer and a managing director. From March 1994 to February 1997, he served as a consultant to Harris & Harris Group or as an officer and a director to one of its portfolio companies. From November 1992 to February 1994, he served as executive vice president, chief operating officer and secretary of Dairy Holdings, Inc., a privately-held dairy company.

Richard A. Sebastiao

Age 61.  Mr. Sebastiao has been a member of our board of directors since June 2005. In December 1989, he founded RAS Management Advisors, Inc. and its predecessors (“RAS Management”), a crisis management and turnaround firm, and served as its president from such time until January 2008. While president of RAS Management, Mr. Sebastiao also served, on an interim basis, as the chief restructuring officer and/or chief executive officer and a director of several entities which retained RAS Management in connection with their restructurings. In January 2008, he sold substantially all of the assets of RAS Management to RAS Management Advisors, LLC, an entity newly formed by certain former associates of RAS Management to carry on the business formerly conducted by RAS Management, and has served as a consultant to such newly formed entity since such time. Since February 2003, Mr. Sebastiao has also served on the board of directors of ATC Associates, Inc., an environmental consulting firm. From December 2005 until April 2006, he served on the board of directors of CDI Holding Corp., a holding company for a regional chain of drug stores and convenience stores. Mr. Sebastiao is a member of the Turnaround Management Association and the American Bankruptcy Institute.

Class III Directors — Term Expiring 2011

Messrs. Buckanavage and Hassler are interested persons of Patriot Capital Funding under the 1940 Act because they are also officers of Patriot Capital Funding.

Richard P. Buckanavage

Age 45.  Mr. Buckanavage has been a member of our board of directors and our president and chief executive officer since 2003. Prior to joining Patriot Capital Funding, Mr. Buckanavage was a managing director and the head of debt sales at GE Capital Markets, Inc. from 1999 to 2003 where he was responsible for all domestic debt syndication and private placement activities. From 1995 to 1999, Mr. Buckanavage was a senior vice president and midwest region manager for Creditanstalt Corporate Finance, Inc. (“CCFI”). During that time, he was also a senior investment officer at Creditanstalt Small Business Investment Corporation (“CSBIC”), CCFI’s private equity unit that originated and managed a portfolio of non-controlling equity investments. CCFI and CSBIC were a “one-stop” capital source that focused on making investments in middle market companies in conjunction with private equity sponsors. In his capacities at CCFI and CSBIC, Mr. Buckanavage managed a portfolio of senior secured loans, subordinated debt and equity investments in excess of $1.2 billion. While at CSBIC, Mr. Buckanavage was also a member of the board of directors of several of CSBIC’s portfolio companies. His professional experience also includes various business development and portfolio management roles in the leveraged finance groups at Bank of America, and Fleet Bank and its predecessors.

Timothy W. Hassler

Age 40.  Mr. Hassler has been a member of our board of directors since November 2002. He has served as our chief investment officer since March 2008. Prior to such time, he had served as our chief operating officer and chief compliance officer since 2003. Prior to joining Patriot Capital Funding, Mr. Hassler was a director in the capital markets division of U.S. Bank National Association and its predecessors from 1999 to 2002. During that time, he focused on originating, structuring and negotiating senior debt and junior capital investments for middle market leveraged transactions in the manufacturing, distribution, and food and agribusiness industries. From 1991 to 1999, Mr. Hassler worked in a middle market lending group of U.S. Bank National Association and its predecessors, where he was a relationship manager for a more than $200 million portfolio of middle market loans outstanding, with over $500 million of commitments. In this capacity, he was responsible for new business development, portfolio management and underwriting. Mr. Hassler began his career in the training program of U.S. Bank National Association and its predecessors in 1990.

Class II Directors — Term Expiring 2010

Mr. O’Dowd is an independent director for purposes of the 1940 Act.

Dennis C. O’Dowd

Age 59.  Mr. O’Dowd has been a member of our board of directors since June 2005. He has been a financial and business consultant since 1980 and maintains an active portfolio in timber and real estate. From 1983 to 2000, Mr. O’Dowd also served in various capacities, including chief executive officer, of the U.S. branch and related financial and investment companies of Creditanstalt Bankverein, an Austrian-based financial institution, which later merged with Bank Austria. Prior to joining Creditanstalt Bankverein, Mr. O’Dowd worked at Nederlandsche Middenstandsbank from 1979 to 1983, Fidelity Bank from 1977 to 1979 and began his banking career at Chemical Bank in 1970.

CORPORATE GOVERNANCE

Director Independence

In accordance with rules of the Nasdaq Global Select Market, our board of directors annually determines each director’s independence. We do not consider a director independent unless the board of directors has determined that he or she has no material relationship with us. We monitor the status of our directors and officers through the activities of our nominating and corporate governance committee and through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

In order to evaluate the materiality of any such relationship, the board of directors uses the definition of director independence set forth in the rules promulgated by the Nasdaq Global Select Market. These rules provide that a director of a business development company, or BDC, shall be considered to be independent if he or she is not an “interested person” of the BDC as defines in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defined an “interested person” to include, among other things, any person who has, or within the past two years had, a material business or professional relationship with the BDC.

The board of directors has determined that each of the directors is independent and has no relationship with us, except as a director and stockholder, with the exception of Messrs. Buckanavage and Hassler, who are interested persons of the Company due to their positions as officers of the Company.

Committees of the Board of Directors

The board of directors of the Company has established an executive committee, an audit committee, a compensation committee, a valuation committee, and a nominating and corporate governance committee. The audit committee, the compensation committee and the nominating and corporate governance committee each operate pursuant to a committee charter. The charter of each committee is available on the Company’s web site at www.patcapfunding.com in the Corporate Governance section.

During 2008, the board of directors of the Company held six board meetings and 14 committee meetings. All directors attended at least 75% of the aggregate number of meetings of the board and of the respective committees on which they served. The Company expects each of its directors to make a diligent effort to attend all board and committee meetings, as well as the annual meeting of stockholders. Each of the directors attended the Company’s 2008 Annual Meeting of stockholders.

The Executive Committee.  The executive committee exercises those rights, powers, and authority that the board of directors from time to time grants to it, except where action by the board is required by statute, an order of the SEC, or the Company’s restated certificate of incorporation or restated bylaws. The members of the executive committee are Messrs. Buckanavage, Hassler and O’Dowd. The executive committee did not meet during 2008.

The Valuation Committee.  The valuation committee is responsible for reviewing and approving for submission to our board of directors, in good faith, the fair value of all of our debt and equity securities for which current market values are not readily available. The valuation committee met four times during 2008. The members of the valuation committee are Messrs. O’Dowd, Melsheimer and Sebastiao, each of whom is independent for purposes of the 1940 Act and the Nasdaq Global Select Market corporate governance listing standards. Mr. Sebastiao serves as the chairman of the valuation committee.

The Audit Committee.  The audit committee is responsible for selecting our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee met five times during 2008. The members of the audit committee are Messrs. Melsheimer, Sebastiao and Drogin, each of whom is independent for purposes of the 1940 Act and the Nasdaq Global Select Market corporate governance listing standards. Mr. Melsheimer serves as the chairman of the audit committee. Our board of directors has determined that Mr. Melsheimer is an “audit committee financial expert” as defined under SEC rules.

The Compensation Committee.  The compensation committee determines the total compensation of our executive officers including the amount of salary and bonus for each of our executive officers. The compensation committee met four times during 2008. The members of the compensation committee are Messrs. Sebastiao, O’Dowd and Drogin, each of whom is independent for purposes of the 1940 Act and the Nasdaq Global Select Market corporate governance listing standards. Mr. O’Dowd serves as the chairman of the compensation committee. See “Executive Compensation-Compensation Discussion and Analysis” for additional information regarding the compensation committee.

Compensation Committee Interlocks and Insider Participation.  None of the members of the compensation committee are current or former officers or employees of the Company. None of the members of the compensation committee has any relationship required to be disclosed under this caption under the rules of the SEC.

The Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is responsible for identifying, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on our board of directors or a committee of the board and overseeing the evaluation of the board of directors and our management. The nominating and corporate governance committee met once during 2008. In February 2009, the nominating and corporate governance committee met to discuss, among other things, nominating the directors for election by our stockholders at this Meeting. The members of the nominating and corporate governance committee are Messrs. Melsheimer, O’Dowd and Drogin, each of whom is independent for purposes of the 1940 Act and the Nasdaq Global Select Market corporate governance listing standards. Mr. Drogin serves as the chairman of the nominating and corporate governance committee.

The nominating and corporate governance committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with our restated bylaws and any other applicable law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination for our board of directors by writing to: Board of Directors, Patriot Capital Funding, Inc., 274 Riverside Avenue, Westport, CT 06880. When submitting a nomination to us for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment or the person; (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the persons; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

In evaluating director nominees, the nominating and corporate governance committee considers the following facts:

•	the appropriate size and composition of our board of directors;

•	our needs with respect to the particular talents and experience of our directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our board of directors;

•	the capacity and desire to serve as a member of our board of directors and to represent the balance, best interests of our stockholders as a whole;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic addition of the fresh perspective provided by new members.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings us a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem are in our best interests and those of our stockholders. The nominating and corporate governance committee also believes it appropriate for certain key members of our management to participate as members of the board of directors.

The nominating and corporate governance committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. If any member of the board of directors does not wish to continue in service or if the nominating and corporate governance committee or the board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the nominating and corporate governance committee and board of directors are polled for suggestions as to individuals meeting the criteria of the nominating and corporate governance committee. Research may also be performed to identify qualified individuals. We have not engaged third parties to identify or evaluate or assist in identifying potential nominees to the board of directors.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact Patriot Capital Funding’s Secretary. However, if stockholders feel their questions have not been addressed, they may communicate with the Company’s board of directors by sending their communications to Patriot Capital Funding, Inc., Board of Directors, c/o Secretary, 274 Riverside Avenue, Westport, CT 06880. All stockholder communications received by our Secretary in this manner will be delivered to one or more members of the board of directors.

Code of Business Conduct and Ethics

Each executive officer as well as every employee of the Company is subject to the Company’s code of business conduct and ethics, a copy of which is available on the Company’s website at www.patcapfunding.com in the Corporate Governance section.

Information about Executive Officers

The following information, as of April 27, 2009, pertains to the Company’s executive officers who are not directors of the Company.

William E. Alvarez, Jr.

Age 55.  Mr. Alvarez serves as our executive vice president, chief financial officer and secretary. Prior to joining Patriot Capital Funding in December 2004, Mr. Alvarez was an executive financial consultant at Trans-Lux Corporation, a public media and communication company, from February 2003 to December 2004. During that period, he was responsible for operations restructuring, SEC reporting and compliance with the Sarbanes-Oxley Act of 2002. From 2001 to 2003, Mr. Alvarez was employed by Bond Technologies, Inc., a privately-held professional technology consulting services firm, as chief financial officer. From 1998 to 2001, Mr. Alvarez was employed by Dynax Solutions, Inc., a privately-held professional technology consulting services firm, as chief financial officer. Prior to 1998, Mr. Alvarez held financial officer positions with other companies. Mr. Alvarez began his career at Deloitte & Touche, LLP where he was primarily responsible for servicing financial services companies. Mr. Alvarez is a Certified Public Accountant.

Clifford L. Wells

Age 53.  Mr. Wells has served as our executive vice president since December 2004 and our chief compliance officer since March 2008. He had previously served as our chief investment officer from December 2004 until March 2008. Prior to joining Patriot Capital Funding in 2004, Mr. Wells was senior vice president — credit risk/portfolio management at the US branch of Abbey National Treasury Services from 2002 to 2004. In that role, he provided credit analysis for middle market leveraged transactions, managed risks associated with a loan portfolio of distressed assets and provided day-to-day risk management of an oil and natural gas loan portfolio of nearly $1 billion. From 1996 to 2002, Mr. Wells served as senior vice president and northeast/mid-atlantic region manager for Creditanstalt Corporate Finance, Inc., a “one-stop” capital source that focused on making investments in middle market companies in conjunction with private equity sponsors, where he was responsible for all facets of the deal process including sourcing, structuring, closing and managing of senior and junior capital opportunities for middle market cash-flow transactions. He was also involved in implementing appropriate strategies for a portfolio of underperforming investments. His professional background also includes lending positions with Heller Financial, Inc., US West Financial Services, Inc. and GATX Capital Corporation. He started his career as an auditor with Arthur Andersen & Company. Mr. Wells is a Certified Public Accountant.

Matthew R. Colucci

Age 37.  Mr. Colucci has served as our executive vice president since December 2003 and a managing director since April 2006. Prior to joining Patriot Capital Funding in December 2003, Mr. Colucci was a vice president in GE’s Merchant Banking Group (and with its predecessor, Heller Financial, Inc.) from 1998 to 2003. During that period, he was responsible for originating, structuring, underwriting and monitoring both senior and junior capital investments in middle market leveraged transactions. From 1996 to 1998, Mr. Colucci was a senior associate in the Corporate Finance Group of Bayerische Landesbank, a German commercial bank. He began his career in 1994 as a bond analyst for The Aetna Casualty & Surety Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Throughout this proxy statement, the individuals who served as our chief executive officer and chief financial officer, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.”

Overview of Compensation Program

The compensation committee of our board of directors is responsible for establishing and evaluating our policies governing the compensation of our executive officers, including our named executive officers. The compensation committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive.

Compensation Objectives

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executive officers in the highly competitive business development company/private equity industries;

•	Motivate and reward executive officers whose knowledge, skills, performance and private equity sponsor relationships are critical to our success;

•	Align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value, including dividends payable to our stockholders, and rewarding executive officers when stockholder value increases;

•	Compensate our executive officers to manage our business to meet our long-range goals;

•	Ensure fairness among the executive officers by recognizing the contributions each executive officer makes to our success; and

•	Provide a competitive compensation package which is weighted towards pay for performance.

Role of Others in Compensation Decisions

The compensation committee makes all of the decisions with respect to the compensation received by our executive officers. The compensation committee meets outside the presence of all of our executive officers to consider appropriate compensation for our president and chief executive officer, including his salary, annual cash bonus and grants of long-term equity incentive awards. For all other executive officers, the compensation committee meets outside the presence of all executive officers except for our president and chief executive officer. Mr. Buckanavage, our president and chief executive officer, annually reviews each other executive officer’s performance with the compensation committee and makes recommendations to the compensation committee with respect to the appropriate base salary, annual cash bonus and grants of long-term equity incentive awards for all executive officers, excluding himself. Based in part on these recommendations from our president and chief executive officer and other considerations, the compensation committee approves the annual compensation package of our executive officers other than our president and chief executive officer.

The compensation committee retained a compensation consultant in 2008 to study the level and structure of compensation paid to our named executive officers as compared to other internally managed business development companies, private equity firms and specialty finance companies (both public and private). Upon review of such study, the compensation committee determined that the base salaries and annual cash bonus levels of the company’s executive officers were in-line with that of other financial services organizations of generally similar size. However, the study also highlighted a deficiency in the company’s executive retention mechanism historically accomplished through the award of long-term equity incentive awards. The dollar value of previously awarded equity incentive awards fell below the range for executives of other financial services organizations included in the study. The lack of retention value contained in the equity award has been compounded by the precipitous decline in the company’s price per share. The compensation committee’s decision in 2008 to convert to restricted stock in lieu of stock options as its sole means under the long-term equity incentive program has proved beneficial in enhancing the company’s retention mechanism.

2008 Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for our named executive officers were:

•	Annual base salary;

•	Annual cash bonus;

•	Long-term equity incentive compensation; and

•	Other benefits.

Base Salary

Base salary is designed to attract and retain experienced executive officers who will advance the achievement of our goals. While the initial base salary for our executive officers was determined by an assessment of competitive market levels and is included as part of the employment agreement we have or had with each of our named executive officers, the factors used in determining increases in base salary include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The compensation committee determines the base salary for each executive officer on an annual basis.

Annual Cash Incentive Bonus

The annual cash bonus is designed to reward those executive officers that have contributed to the achievement of our long-term objectives or achieved certain corporate and individual performance objectives and have helped to contribute to the achievement of certain of our long-term objectives. The annual cash bonus is determined by the compensation committee on a discretionary basis. For 2008, each named executive officer, other than Mr. Wells, was eligible for bonuses ranging from 0% to 250% of their base salary, pursuant to employment agreements between us and the named executive officer. The compensation committee, in its sole discretion, may award bonuses that exceed these ranges if it believes that the performance of the named executive officer during the given year merits such a bonus.

Long-Term Equity Incentive Compensation

We award long-term equity incentive awards in the form of stock options and restricted stock to executive officers, including the named executive officers, as part of our total compensation package. These awards are consistent with our pay for performance principles and align the interests of the executive officers to the interests of our stockholders. The compensation committee reviews and approves the amount of each award to be granted to each named executive officer. Stock option awards are made pursuant to the Patriot Capital Funding, Inc. Amended Stock Option Plan, which we refer to as our stock option plan. Restricted stock awards are made pursuant to the Patriot Capital Funding, Inc. Employee Restricted Stock Plan, which we refer to as our restricted stock plan.

Stock Options

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price for a period of up to ten years under the stock option plan. Stock options are granted under the stock option plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if our stock price increases. Stock options are earned on the basis of continued

service to us and generally vest over a period of three years from the grant date. Our principal objective in awarding stock options to our executive officers is to align their interests with the success of the Company and the financial interests of the stockholder by linking a portion of their compensation with the performance of the Company’s stock and the value delivered to stockholders.

The compensation committee will determine the amount and features of the stock options, if any, to be awarded to executive officers. The compensation committee will evaluate a number of criteria, including the past service of each such executive officer to us, the present and potential contributions of such executive officer to our success and such other factors as the compensation committee shall deem relevant in connection with accomplishing the purposes of the stock option plan, including the executive officer’s current stock holdings, years of service, position with us and other factors. The compensation committee will not apply a formula assigning specific weights to any of these factors when making its determination.

Restricted Stock

On March 25, 2008, we received an exemptive order from the Securities and Exchange Commission to permit us to issue restricted shares of our common stock under our restricted stock plan as part of the compensation packages for our employees, including our named executive officers. We believe that the particular characteristics of our business, the dependence we have on key personnel to conduct our business effectively and the highly competitive environment in which we operate require the use of equity-based compensation for our personnel in the form of restricted stock.

Our board of directors administers our restricted stock plan and has the authority to determine who will receive awards under our restricted stock plan, the number of shares to be offered and the terms of such awards. The board of directors makes these decisions upon the recommendation of the compensation committee.

Other Benefits

Retirement Benefits

We maintain a 401(k) plan in which all full-time employees, including our named executive officers, who are at least 21 years of age and have one year of service are eligible to participate. We provide this plan to help our employees save some portion of their cash compensation for retirement in a tax efficient manner. We do not provide an option for our employees to invest in our stock in the 401(k) plan.

In 2008, we contributed up to 4% (1% of which was discretionary) of the lesser of (i) each participant’s eligible compensation for the year and (ii) $230,000, to each participant’s plan account on the participant’s behalf, which was fully vested at the time of the contribution. The compensation committee makes the determination of whether to provide the 1% discretionary contribution to a participant’s plan account on the participant’s behalf.

Health and Welfare Benefits

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and disability insurance. In addition, we paid the premiums during 2008 for whole life and disability insurance for Messrs. Buckanavage and Hassler, and term life and group disability insurance for Messrs. Alvarez, Colucci and Wells.

Employment Agreements, Severance Benefits and Change in Control Provisions

We have employment agreements in effect with all of our named executive officers, other than Mr. Wells. We had an employment agreement with Mr. Wells that expired un-renewed in December 2007. We entered into these agreements with our named executive officers to ensure that they would perform their respective roles with us for an extended period of time. In addition, we also considered the critical nature of each of their positions and our need to retain them when we committed to these agreements.

The terms “good reason,” “cause” and “change in control” are defined in the employment agreements of our named executive officers and are summarized below.

“Good reason” means that, without the named executive officer’s written consent, any of the following events occurs:

•	any material change in the duties and responsibilities of the executive that is inconsistent in any material and adverse respect with the executive’s position, duties, responsibilities or status with the Company;

•	a material and adverse change in the executive’s titles or offices with the Company;

•	a reduction in the executive’s salary or bonus opportunity, as prescribed by the employment agreement, unless the Company is implementing an overall general salary reduction affecting all employees;

•	any requirement that the executive be relocated more than 35 miles from the Company’s office; or

•	the failure of a purchaser of the Company or the successor to the obligations of the employment agreement to honor the terms of the employment agreement.

“Cause” refers to:

•	the executive’s willful and continued failure to perform substantially his duties with the Company after a written demand for substantial performance is delivered by the Company;

•	the executive’s willfully engaging in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company;

•	the executive’s ineligibility to serve as an executive officer pursuant to Section 9 of the 1940 Act; or

•	the executive’s conviction of a felony or crime of moral turpitude.

“Change in control” includes a variety of events, including significant changes in our stock ownership, a merger and consolidation of the Company, and the sale and disposition of all or substantially all of the Company’s assets.

Employment Agreements with Messrs. Buckanavage and Hassler

In July 2005, we entered into employment agreements with Messrs. Buckanavage and Hassler that provided for a three-year term. In January 2009, we entered into new employment agreements with Messrs. Buckanavage and Hassler that provide for a two-year term. The terms of these new employment agreements are substantially similar to the prior employment agreements, except with respect to base salary, annual bonus determination and the issuance of shares of restricted stock.

Pursuant to the employment agreements, if the executive officer’s employment is terminated by such executive officer without “good reason” (as defined above) or due to death or a disability, the executive officer or his beneficiary would be entitled to receive, among other things, his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. In addition, if the executive officer’s employment is terminated due to death or disability, the executive officer or his beneficiary will be entitled to receive an amount equal to a pro rata portion (based on length of service during the year in which the executive officer terminated employment) of his average annual bonus during the term of the agreement (calculated as the average of the sum of his annual bonus paid and restricted stock awarded), paid in a lump sum. Furthermore, in the case of termination of employment due to death, the executive officer’s beneficiary will be entitled to an amount equal to between one and one and one-half times the sum of his annual base salary in the current year and his average annual bonus during the term of the agreement, paid in a lump sum.

If either of Messrs. Buckanavage and Hassler terminates his employment for good reason, or if we terminate his employment other than for “cause” (as defined above), he will be entitled to receive, among other things, an amount equal to between one and one and one-half times the sum of his annual base salary in the then current year and his average annual bonus during the term of the agreement, paid in monthly installments. In addition, the executive officer will be entitled to receive an amount equal to a pro rata portion (based on length of service during the year in which the executive officer terminated employment) of his average annual bonus during the term of the agreement. Moreover, he will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. He will also be entitled to receive benefits under any group health and life insurance for up to one and one-half years after termination. Finally, the executive officer’s options and restricted stock awards shall become fully vested upon termination.

If the executive officer terminates his employment for any reason in the seven month period after a “change in control” (as defined above), the executive officer will be entitled to receive the amounts and benefits set forth in the immediately preceding paragraph. If the executive officer terminates his employment for good reason (for this purpose only, the term good reason has a slightly modified meaning under the employment agreements), or if we terminate the executive officer’s employment without cause within one year following a change in control, the executive officer will be entitled to receive an amount equal to three times the sum of his annual base salary in the then current year and his average annual bonus during the term of the agreement, paid over three years in monthly installments. In addition, the executive officer will be entitled to receive an amount equal to a pro rata portion (based on length of service during the year in which the executive officer terminated employment) of his average annual bonus during the term of the agreement. Moreover, the executive officer will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. The executive officer will also be entitled to receive benefits under any group health and life insurance for up to three years after termination. In addition, upon change in control, regardless of whether the executive officer terminates employment, the executive officer’s options and restricted stock awards will become fully vested.

For a period of one year after an executive officer’s termination of employment for any reason, each of the above-described employment agreements prohibit such executive officer from soliciting any of our employees, portfolio companies and certain prospective clients. For this same time period, each of the above-described employment agreements also prohibit each of the executive officers from engaging in any business activity that competes with us within certain geographic boundaries. The employment agreements also require that each of the executive officers protect our confidential information. Finally, each executive officer will be required to enter into an agreement with us that provides for a general release of all legal claims that are or may be held by each such executive officer against us in order for such officer to receive any severance and change in control payments pursuant to the employment agreements.

2009 Employment Agreements

Mr. Buckanavage’s 2009 employment agreement provides for an initial base salary of $412,500. In addition, the 2009 employment agreement provides for an annual bonus, as defined therein, of up to 250% of Mr. Buckanavage’s base salary if certain performance objectives are met, as determined by the board of directors and the compensation committee of the board of directors. Further, the 2009 employment agreement provides for the issuance of restricted stock awards with a value up to 150% of Mr. Buckanavage’s base salary during 2009 and 2010. The value of the restricted stock at the time of grant shall be at least $400,000 and $475,000 during 2009 and 2010, respectively. Any restricted shares issued to Mr. Buckanavage will vest upon his severance by the Company without cause, upon his termination for good reason or the occurrence of a change in control of the Company (as defined above).

Mr. Hassler’s 2009 employment agreement provides for an initial base salary of $375,000. In addition, the 2009 employment agreement provides for an annual bonus, as defined therein, of up to 200% of Mr. Hassler’s base salary if certain performance objectives are met, as determined by the board of directors and the compensation committee of the board of directors. Further, the 2009 employment agreement provides for the issuance of restricted stock awards with a value of up to 125% of Mr. Hassler’s base salary during 2009 and 2010. The value of the restricted stock at the time of grant shall be at least $300,000 and $350,000 during 2009 and 2010, respectively. Any restricted shares issued to Mr. Hassler will vest upon his severance by the Company without cause, upon his termination for good reason or the occurrence of a change in control of the Company (as defined above).

Employment Agreements with Messrs. Alvarez and Colucci

In July 2007, we entered into a two-year employment agreement with Mr. Alvarez. In December 2005, we entered into a two-year employment agreement with Mr. Colucci. In January 2009, we entered into a new two-year employment agreement with Mr. Colucci. The terms of Mr. Colucci’s new employment agreement are substantially similar to the prior employment agreement, except with respect to base salary, annual bonus determination and the issuance of shares of restricted stock.

Pursuant to the employment agreements, if the executive officer’s employment is terminated by such executive officer without “good reason” (as defined above) or due to death or a disability, the executive officer or his beneficiary would be entitled to receive, among other things, his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. In addition, if the executive officer’s employment is terminated due to death or a disability, the executive officer or his beneficiary will be entitled to receive an amount equal to a pro rata portion (based on length of service during the year in which the executive officer terminated employment) of his average bonus for the prior two years, in the case of Mr. Alvarez, or his average bonus during the term of the agreement (calculated as the average of the sum of his annual bonus paid and restricted stock awarded), in the case of Mr. Colucci, in each case paid in a lump sum. Furthermore, in the case of termination of employment due to death, the executive officer’s beneficiary will be entitled to an amount equal to one-half of the sum of his annual base salary in the current year and his average annual bonus during the term of the agreement, paid in a lump sum.

If the executive officer’s employment is terminated for good reason, or if we terminate his employment other than for “cause” (as defined above), he will be entitled to receive, among other things, an amount equal to the sum of, in the case of Mr. Alvarez, his annual base salary in the then current year and his average bonus for the prior two years, paid in equal monthly installments, or in the case of Mr. Colucci, one and one-half times the sum of his annual base salary in the then current year and his average annual bonus during the term of the agreement, paid in equal monthly installments. In addition, the officer will be entitled to receive a lump sum amount equal to a pro rata portion (based on length of service during the year in which the executive officer terminated employment) of his average bonus during the term of the agreement. Moreover, each officer will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. Mr. Alvarez will also be entitled to receive employer paid benefits under any group health and life insurance for up to 12 months after termination and Mr. Colucci will be entitled to receive such benefits for up to 18 months after termination. Finally, Mr. Alvarez’s options shall become fully vested upon termination and, in the case of Mr. Colucci, his options and restricted stock awards shall become fully vested upon termination.

For a period of one year after an executive officer’s termination of employment for any reason, each of the above-described employment agreements prohibit such executive officer from soliciting any of our employees, portfolio companies and certain prospective clients. For this same time period, each of the above-described employment agreements also prohibit each of the executive officers from engaging in any business activity that competes with us within certain geographic boundaries. The employment agreements also require that each of the executive officers protect our confidential information. Finally, each executive officer will be required to enter into an agreement with us that provides for a general release of all legal claims that are or may be held by each such executive officer against us in order for such officer to receive any severance and change in control payments pursuant to the employment agreements.

2009 Employment Agreement

Mr. Colucci’s 2009 employment agreement provides for an initial base salary of $275,000. In addition, the 2009 employment agreement provides for an annual bonus, as defined therein, of up to 200% of Mr. Colucci’s base salary if certain performance objectives are met, as determined by the board of directors and the compensation committee of the board of directors. Further, the 2009 employment agreement provides for the issuance of restricted stock awards with a value of up to 100% of Mr. Colucci’s base salary during the years 2009 and 2010. The value of the restricted stock at the time of grant shall be at least $225,000 and $275,000 during the years 2009 and 2010, respectively. Any restricted shares issued to Mr. Colucci will vest upon his severance by the Company without cause, upon his termination for good reason or the occurrence of a change in control of the Company (as defined above).

Severance Benefits and Change in Control Provisions

The rationale behind providing a severance package in certain events is to attract talented executive officers who are assured that they will not be financially injured if they physically relocate and/or leave another job to join us but are forced out through no fault of their own and to insure that our business is operated and governed for our stockholders by a management team, and under the direction of a board of directors, who are not financially motivated to frustrate the execution of a change-in-control transaction.

The table below summarizes the maximum termination and change in control amounts that would be payable to our named executive officers under each of their current employment agreements as if the employment agreement of each had terminated on December 31, 2008. The table does not include the dollar value of vested but unexercised stock options as of December 31, 2008. The footnotes to the table describe the assumptions used in estimating the amounts set forth in the table. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a named executive officer’s termination of employment can only be determined at the time of the named executive officer’s separation from the Company.

Termination
			Termination		by Us Within
			for Good	Termination	1 Year of
			Reason by	by Named	Change in
			Named	Executive	Control
			Executive	Officer	Without
			Officer or	Within Seven	Cause or
			We Terminate	Months	by Named
	Termination	Termination	Employment	After a	Executive
	Due to	Due to	Other Than for	Change in	Officer for
Name	Disability	Death	Cause	Control	Good Reason

Richard P. Buckanavage	$577,278	$2,061,744	$2,338,270	$2,338,270	$3,911,802
William E. Alvarez, Jr.	$193,750	$428,125	$582,582
Timothy W. Hassler	$473,123	$1,745,306	$1,967,634	$1,967,634	$3,322,006
Matthew R. Colucci	$323,050	$566,800	$1,367,395

(1)	Assumes that the amount of the accrued, but unpaid bonus is equal to the average bonus paid during the term of the employment agreement for each named executive officer.

(2)	For stock options, the dollar value is calculated for “in-the-money” options by multiplying the number of options that vest upon the change in control by the difference between $3.64, the closing price of the Company’s common stock on December 31, 2008, and the option exercise price. As of December 31, 2008, none of the Company’s stock option awards was “in-the-money.”

Impact of Regulatory Requirements

We are an internally managed closed-end, investment company that has elected to be treated as a BDC under the 1940 Act. The 1940 Act places significant limitations on the structure of our compensation programs. For example, the 1940 Act prohibits us from simultaneously maintaining a stock option plan (or other form of equity compensation) and a profit sharing arrangement. Because we have adopted a stock option plan and a restricted stock plan, we are limited as to the type of compensation arrangements that can be utilized in order to attract, retain and motivate employees.

Tax Deductibility of Executive Compensation

Limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive officer. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility and we reserve the right to maintain flexibility in how we compensate our executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

2008 Compensation Determination

We believe that the total compensation paid to our named executive officers for the fiscal year ended December 31, 2008 achieves the overall objectives of our executive compensation program by aligning employee interests with those of our stockholders. In accordance with our overall objectives, executive compensation for 2008 was competitive with other similarly-sized, internally managed business development companies and was weighted more heavily to pay for performance.

Current Market Environment

The capital markets have been experiencing extreme volatility and disruption since mid-2007 and the U.S. economy has entered into a recession. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. We have been significantly impacted by these developments and we believe these conditions may continue for a prolonged period of time or worsen in the future. As a result, the impact of the current market environment on our business was a factor in the determination of the total compensation received by our named executive officers for the fiscal year ended December 31, 2008.

Assessment of Competitive Market Environment

To assess the competitiveness of executive compensation levels, the compensation committee analyzes a comparative group of BDCs and reviews their competitive performance and compensation levels. This group includes the following: Allied Capital Corporation, American Capital, Ltd., MCG Capital Corporation, Capital Southwest Corporation, Hercules Technology Growth Capital, Inc., Kohlberg Capital Corporation, Harris & Harris Group, Inc., Triangle Capital Corporation, Main Street Capital Corporation, and UTEK Corporation. This analysis centers around key elements of compensation practices within the BDC industry in general and, more specifically, compensation practices at internally managed BDCs reasonably comparable in asset size, typical investment size and type, market capitalization and general business scope to the company. Since there are relatively few internally managed BDCs, and because of the Company’s relatively small asset size and market capitalization in comparison to many BDCs, the compensation committee includes certain internally managed BDCs in the Company’s peer group that are substantially larger than the company. The compensation committee retained a compensation consultant in 2008 which helped to broaden the universe of comparable financial services organizations including private equity firms and other specialty finance companies (both public and private).

Items reviewed include, but are not necessarily limited to, base compensation, bonus compensation, equity option awards, restricted stock awards, and other compensation as detailed in the respective proxies, research analysts’ reports and other publicly available information. In addition to actual levels of compensation, the compensation committee also analyzes the approach other BDCs are taking with regard to their compensation practices. Such items include, but are not necessarily limited to, the use of employment agreements for certain employees, a mix of cash and equity compensation, the use of third party compensation consultants and certain corporate and executive performance measures established to achieve long-term total return for stockholders.

Determination of Annual Base Salary

The compensation committee annually reviews the base salary for each of our executive officers, including our named executive officers, and determines whether or not to increase it in its sole discretion. Increases to base salary are awarded to recognize an executive officer for assuming additional responsibilities and his/her related performance, to address changes in the external competitive market for a given position and to achieve an appropriate competitive level due to a promotion to a more senior position.

Messrs. Buckanavage, Alvarez and Hassler were paid annual base salaries of $385,000, $275,000, and $350,000, respectively, for 2008, the same amount each named executive officer received in 2007 as his annual base salary.

Mr. Colucci was paid an annual base salary of $232,500 for 2008, an increase of 5.7% over his 2007 annual base salary. This increase recognizes his contribution toward achieving many of the portfolio credit metrics during the year.

Mr. Wells was paid an annual base salary of $234,150 for 2008, an increase of 5.0% over his 2007 annual base salary. This increase recognizes his contribution toward achieving many of the portfolio credit metrics during the year as well as his management of the Company’s adherence to Federal Accounting Standards Board Statement No. 157 adopted by the Company during the first quarter of 2008.

Determination of Annual Cash Incentive Bonus

We have employment agreements in effect with each of our named executive officers, other than Mr. Wells. Each of these employment agreements provides that each of our named executive officers is entitled to receive a discretionary annual cash bonus determined by the compensation committee. The bonus ranges for each of our named executive officers is presented below as well as the actual percentage of bonuses paid as compared to the salary paid in 2008 for each of our named executive officers. The compensation committee, in its sole discretion, may award bonuses that exceed these ranges if it believes that the performance of the named executive officer during the given year merits such a bonus.

			Actual % of
	Base Performance	Highest Performance	2008 Salary
Named Executive Officer	% of 2008 Salary	% of 2008 Salary	Awarded

Richard P. Buckanavage	0%	250%	26%
William E. Alvarez, Jr.	50%	125%	36%
Timothy W. Hassler	0%	200%	21%
Matthew R. Colucci	0%	200%	22%
Clifford L. Wells	NA	NA	15%

The compensation committee considered performance achievements in the determination of bonuses for fiscal 2008, including company performance, based upon a comparison of actual performance to budgeted performance, and the personal performance of each individual. The performance goals used for determining the bonuses for named executive officers included, among other, the following:

•	Maintaining appropriate dividend payouts to stockholders;

•	Maintaining the highest ethical standards, internal controls and adherence to regulatory requirements;

•	Maintaining portfolio credit quality and improving overall portfolio performance; and

•	Maintaining a diversified portfolio, including the extent to which the Company’s portfolio of investments is concentrated within particular industries.

Mr. Buckanavage was paid an annual cash bonus of $100,000 for 2008, a decrease of 85% over his 2007 annual cash bonus. Mr. Alvarez was paid an annual cash bonus of $100,000 for 2008, a decrease of 65% over his 2007 annual cash bonus. Mr. Hassler was paid an annual cash bonus of $75,000 for 2008, a decrease of 87% over his 2007 annual cash bonus. Mr. Colucci was paid an annual cash bonus of $50,000 for 2008, a decrease of 87% over his 2007 annual cash bonus. Mr. Wells was paid an annual cash bonus of $35,000 for 2008, a decrease of 83% over his 2007 annual cash bonus.

The decrease in the annual cash incentive bonuses awarded to the named executive officers in 2008 is the result of failing to achieve a number of previously established key financial and operating metrics. While not directly attributable to the performance of the named executive officers, the reduction in annual cash bonus levels also reflects the material decline in the price per share of the company’s common stock. In light of the performance of the company’s stock price in 2008, the reductions also reflect the compensation committee’s goal of aligning more closely the interests of our stockholders and our executive officers.

Determination of Long-Term Equity Incentive Compensation

Stock Options

The named executive officers’ employment agreements entitle them to participate in our stock option plan and restricted stock plan. On February 27, 2008, we awarded the following number of options to our named executive officers: 170,000 to Mr. Buckanavage; 160,000 to Mr. Hassler; 130,000 to Mr. Colucci; 75,000 to Mr. Alvarez; and 72,500 to Mr. Wells. These options were issued with an exercise price of $10.91 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on such date. The options vest equally, on a monthly basis, over three years from the date of grant.

These option grants were awarded to the named executive officers as further reward of achieving substantially all of the Company’s 2007 financial and operating goals previously established by the compensation committee. The grants also helped to enhance the Company’s ability to retain these named executive officers and further align their compensation with that of the interests of our stockholders.

Restricted Stock Awards

Pursuant to the restricted stock plan, the Board of Directors, upon recommendation of the compensation committee, shall determine the number of shares of restricted stock to be awarded to eligible employees. On August 14, 2008, we awarded the following number of shares of restricted stock to our named executive officers: 51,500 to Mr. Buckanavage; 38,500 to Mr. Hassler; 30,000 to Mr. Colucci; 22,500 to Mr. Alvarez; and 17,500 to Mr. Wells. These awards had a fair value of $7.37 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on such date. The shares of restricted stock vest over four years.

The decision to award restricted stock to Messrs. Buckanavage, Hassler, Colucci, Alvarez, and Wells reflects the findings of the compensation study which highlighted retention deficiencies in the Company’s long-term equity incentive program. These weaknesses were further compounded by the decline in the price per share of the Company’s common stock. The restricted stock awards brought the value of each executive’s long-term equity incentives more in-line with that of the executive management teams of the peer group contained in the compensation study.

On March 3, 2009, we awarded the following number of shares of restricted stock to our named executive officers: 175,000 to Mr. Buckanavage; 125,000 to Mr. Hassler; 106,250 to Mr. Colucci; 20,000 to Mr. Alvarez; and 20,000 to Mr. Wells. These awards had a fair value of $1.27 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on such date. The shares of restricted stock vest over four years.

The restricted stock awards for Messrs. Buckanavage, Hassler and Colucci were comprised of two parts: (i) the achievement of many of the financial and operating metrics for 2008, and (ii) pursuant to the terms of the 2009 employment agreements. The performance portion of the award reflects the individual contributions of each executive toward the achievement of many of the Company’s objectives as well as the recognition of the material decline in the price per share of the Company’s common stock during the year. In light of the stock price decline, the compensation committee determined that a substantially lower cash bonus combined with a reasonable restricted stock award better aligned the interests of these executives with those of our stockholders. The remaining portion of the restricted stock award demonstrates the compensation committee’s continued efforts to enhance the retention capacity of the Company’s long-term incentive program.

With respect to the determination of the portion of the restricted stock awards for Messrs. Buckanavage, Hassler and Colucci pursuant to their 2009 employment agreements, although the agreements provide that, at a minimum, the value of the restricted stock at the time of grant shall be at least $400,000, $300,000 and $225,000, respectively, the size of the restricted stock awards fell substantially below such thresholds. This discrepancy is attributable to the terms of the agreements, which provide that the share value of the Company’s common stock used in determining the number of shares of restricted stock to be issued to each named executive officer will be the greater of: (i) the closing price of a share of the Company’s common stock on the Nasdaq Global Select Market on the grant date, or (ii) $4.00. Given that the stock price was trading below $4.00 per share on March 3, 2009, the date of grant, the board of directors computed the size of the restricted stock awards using the $4.00 per share price in order to avoid awarding Messrs. Buckanavage, Hassler and Colucci a larger number of shares of restricted stock than was originally intended under the 2009 employment agreements.

The restricted stock awards for Messrs. Alvarez and Wells reflect their individual contributions toward the achievement of many of the Company’s objectives as well as the recognition of the material decline in the price per share of the Company’s common stock during the year. In light of the stock price decline, the compensation committee determined that a substantially lower cash bonus combined with a reasonable restricted stock award better aligned the interests of our stockholders and these executive officers.

COMPENSATION COMMITTEE REPORT

The compensation committee of our board of directors has reviewed and discussed the “Compensation Disclosure and Analysis” required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

THE COMPENSATION COMMITTEE

Dennis C. O’Dowd, Chairman
Steven Drogin
Richard A. Sebastiao

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

Summary Compensation Table

The following table sets forth compensation that we paid during the fiscal years ended December 31, 2008, 2007 and 2006 to our named executive officers in each capacity in which each named executive officer served. Certain of our named executive officers served as both officers and directors. We do not separately compensate directors who are officers for their service as a director.

Name and Principal				Stock	Option	All Other
Position	Year	Salary	Bonus	Awards(1)	Awards(2)	Compensation(3)	Total

Richard P. Buckanavage	2008	$385,000	$100,000	$35,583	$194,590	$73,028	$788,201
President, Chief Executive	2007	$379,167	$675,000	NA	$232,539	$42,797	$1,329,503
Officer and Director	2006	$339,583	$465,000	NA	$186,072	$39,756	$1,030,411
William E. Alvarez, Jr.	2008	$275,000	$100,000	$15,546	$35,036	$25,348	$450,930
Executive Vice President, Chief	2007	$241,667	$287,500	NA	$29,612	$11,867	$570,646
Financial Officer and Secretary	2006	$200,000	$135,000	NA	$18,239	$11,379	$364,618
Timothy W. Hassler	2008	$350,000	$75,000	$26,601	$191,658	$62,472	$705,731
Chief Investment Officer and	2007	$350,000	$587,500	NA	$231,183	$39,896	$1,208,579
Director	2006	$339,583	$422,500	NA	$186,072	$38,992	$987,147
Matthew R. Colucci	2008	$230,417	$50,000	$20,728	$104,196	$28,121	$433,462
Executive Vice President and	2007	$216,667	$375,000	NA	$111,731	$10,204	$713,602
Managing Director	2006	$196,875	$225,000	NA	$82,092	$9,810	$513,777
Clifford L. Wells	2008	$232,292	$35,000	$12,091	$30,815	$24,278	$334,476
Executive Vice President and	2007	$220,500	$200,000	NA	$27,220	$13,397	$461,117
Chief Compliance Officer	2006	$206,333	$115,000	NA	$18,239	$12,533	$352,105

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of awards granted in 2008, as determined in accordance with FAS 123R. See Note 7 to the Company’s audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2008 for assumptions used in the calculation of this amount for the fiscal year ended December 31, 2008. The value of the stock awards reflected in the table above does not include dividend payments on restricted shares.

(2)	The amounts in this column reflect the dollar value recognized for financial statement reporting purposes with respect to the 2008 fiscal year in accordance with FAS 123(R) of awards pursuant to the Company’s stock option plan and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount for the fiscal years ended December 31, 2008, 2007 and 2006 are included in Note 7 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(3)	“All Other Compensation” for Fiscal 2008, 2007 and 2006 includes the following:

				Term Life	Dollar Value of
			Whole Life	and Disability	Dividends on
		401(k) Employer	and Disability	Insurance	Unvested
		Contributions	Insurance Premiums	Premiums	Stock Awards

Richard P. Buckanavage	2008	$9,200	$33,958	—	$29,870
	2007	$9,000	$33,797	—	—
	2006	$8,800	$30,956	—	—
William E. Alvarez Jr.	2008	$9,200	—	$3,098	$13,050
	2007	$9,000	—	$2,867	—
	2006	$8,800	—	$2,579	—
Timothy W. Hassler	2008	$9,200	$30,942	—	$22,330
	2007	$9,000	$30,896	—	—
	2006	$8,800	$30,192	—	—
Matthew R. Colucci	2008	$9,200	—	$1,521	$17,400
	2007	$9,000	—	$1,204	—
	2006	$8,800	—	$1,010	—
Clifford L. Wells	2008	$9,200	—	$4,587	$10,491
	2007	$9,000	—	$4,397	—
	2006	$8,800	—	$3,733	—

Grants of Plan-Based Award Tables

The following table presents information regarding the grants of plan-based awards granted to our named executive officers during the fiscal year ended December 31, 2008.

			Option
			Awards;	Exercise
		Stock Awards;	Number of	or Base
		Number of	Securities	Price of	Grant Date Fair
		Shares of	Underlying	Option	Value of Stock and
Name	Grant Date	Stock or Units	Options	Awards	Option Awards

Richard P. Buckanavage	02/27/2008		170,000	$10.91	$79,900
	08/14/2008	51,500			$379,555
William E. Alvarez, Jr.	02/27/2008		75,000	$10.91	$35,250
	08/14/2008	22,500			$165,825
Timothy W. Hassler	02/27/2008		160,000	$10.91	$75,200
	08/14/2008	38,500			$283,745
Matthew R. Colucci	02/27/2008		130,000	$10.91	$61,100
	08/14/2008	30,000			$221,100
Clifford L. Wells	02/27/2008		72,500	$10.91	$34,075
	08/14/2008	17,500			$128,975

Outstanding Equity Awards at Fiscal Year-End

The following table presents the stock option awards and unvested restricted stock awards outstanding as of December 31, 2008 for each of our named executive officers.

	Option Awards					Stock Awards
						Number of
	Number of		Number of			Shares or	Market Value of
	Securities		Securities			Units of	Shares or
	Underlying		Underlying			Stock That	Units of
	Unexercised		Unexercised	Option	Option	Have Not	Stock That
	Options		Options	Exercise	Expiration	Vested	Have Not
Name	Exercisable		Unexercisable	Price	Date	(1)(2)	Vested(3)

Richard P. Buckanavage	503,156	(4)	—	14.00	07/27/2015	51,500	$187,460
	275,000	(5)	—	10.97	06/26/2016
	38,913	(6)	11,118	14.38	02/23/2017
	75,556	(7)	94,444	10.91	02/27/2018
William E. Alvarez, Jr.	46,961	(4)	—	14.00	07/27/2015	22,500	$81,900
	32,500	(5)	—	10.97	06/26/2016
	21,233	(6)	6,067	14.38	02/23/2017
	33,333	(7)	41,667	10.91	02/27/2018
Timothy W. Hassler	503,156	(4)	—	14.00	07/27/2015	38,500	$140,140
	275,000	(5)	—	10.97	06/26/2016
	35,078	(6)	10,022	14.38	02/23/2017
	71,111	(7)	88,889	10.91	02/27/2018
Matthew R. Colucci	201,261	(4)	—	14.00	07/27/2015	30,000	$109,200
	165,000	(5)	—	10.97	06/26/2016
	26,639	(6)	7,611	14.38	02/23/2017
	57,778	(7)	72,222	10.91	02/27/2018
Clifford L. Wells	46,961	(4)	—	14.00	07/27/2015	17,500	$63,700
	32,500	(5)	—	10.97	06/26/2016
	12,056	(6)	3,444	14.38	02/23/2017
	32,222	(7)	40,278	10.91	02/27/2018

(1)	No restricted stock awards have been transferred.

(2)	On August 14, 2008, our board of directors, upon the recommendation of the compensation committee, awarded the shares of restricted stock to our named executive officers. The shares of restricted stock vest over four years.

(3)	The market value of shares of restricted stock that have not vested was determined based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2008, which was $3.64.

(4)	The exercise price of $14.00 was equivalent to the offering price of our common shares in our initial public offering on July 28, 2005, the date of grant.

(5)	Options awarded on June 26, 2006 vest equally, on a monthly basis, over three years from the date of grant. The exercise price of $10.97 represents the closing price of our common stock on the Nasdaq Global Select Market on June 26, 2006, the date of the grant.

(6)	Options awarded on February 23, 2007 vest equally, on a monthly basis, over three years from the date of grant. The exercise price of $14.38 represents the closing price of our common stock on the Nasdaq Global Select Market on February 23, 2007, the date of the grant.

(7)	Options awarded on February 27, 2008 vest equally, on a monthly basis, over three years from the date of grant. The exercise price of $10.91 represents the closing price of our common stock on the Nasdaq Global Select Market on February 27, 2008, the date of grant.

Option Exercises and Stock Vested

None of our named executive officers exercised any stock options during the fiscal year ended December 31, 2008 and no restricted stock awards vested during the fiscal year ended December 31, 2008.

Director Compensation

The following table sets forth compensation that we paid during the fiscal year ended December 31, 2008, to our directors. We do not separately compensate directors who are employees for their service as a director.

		Fees
		Earned or
		Paid	All Other
Name	Year	in Cash	Compensation	Total

Steven Drogin	2008	$58,000	—	$58,000
Mel P. Melsheimer	2008	$72,000	—	$72,000
Dennis C. O’Dowd	2008	$59,000	—	$59,000
Richard A. Sebastiao	2008	$65,500	—	$65,500

The chairman of our board of directors and our independent directors received an annual fee of $28,000 and $18,000, respectively. The chairman of our board of directors and our independent directors also received $4,000 in connection with attending each board meeting. In addition, each member of the audit committee, compensation committee, nominating and corporate governance committee and valuation committee, other than the chairman of such committee, received $1,500 in connection with attending each committee meeting. Each chairman of such committees received $2,500 in connection with attending each committee meeting. Also, any independent director requested to participate in a meeting of the executive committee may receive $2,500 in connection with participating in each such meeting.

Certain Relationships and Related Transactions

Transactions with Related Persons

During 2008, the Company did not enter into any transactions with related persons that would be required to be disclosed under this caption pursuant to Item 404(a) of Regulation S-K.

Review, Approval or Ratification of Transactions with Related Parties

As required by the Nasdaq Global Select Market corporate governance listing standards, the audit committee of the Company’s board of directors is required to review and approve any transactions with related parties (as such term is defined in Item 404 of Regulation S-K). Such requirement is set forth in the audit committee’s charter.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4, and 5 filed by such persons, the Company believes that during 2008 all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

PROPOSAL 2.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The audit committee and the independent members of the board of directors have appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009, subject to ratification by stockholders.

Grant Thornton LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiary. The Company expects that a representative of Grant Thornton LLP will be present at the Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to respond to questions.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

Fees Paid to Grant Thornton LLP for 2008 and 2007

The following are aggregate fees billed to the Company by Grant Thornton LLP relating to services performed by Grant Thornton LLP during 2008 and 2007.

	Fiscal Year Ended
	December 31
	2008	2007

Audit Fees	$627,656	$533,466
Audit-Related Fees	—	—
Tax Fees	76,607	39,300
All Other Fees	—	—

TOTAL FEES:	$704,263	$572,766

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and reviews of the interim consolidated financial statements and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings, including services rendered in connection with registration statements and comfort letters. During 2008 and 2007, such fees included services provided in connection with the Company’s secondary offerings. During 2008 and 2007, these services also included the required audit of the Company’s internal control over financial reporting.

Audit-Related Fees.  Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

All Other Fees.  All other fees would include fees for products and services other than the services reported above.

Report of the Audit Committee

As part of its oversight of the Company’s financial statements, the audit committee reviewed and discussed with both management and the Company’s independent registered public accounting firm all of the Company’s financial statements filed with the SEC for each quarter during 2008 and as of and for the year ended December 31, 2008. Management advised the audit committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and reviewed significant accounting issues with the audit committee. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In accordance with its charter, the audit committee’s policy is to expressly pre-approve all audit and permissible non-audit services provided by the Company’s registered independent public accounting firm before the registered independent public accounting firm is engaged by the Company to provide any such services. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of service. The audit committee limits the engagement by the Company of Grant Thornton LLP for non-audit services and tax services to those circumstances where the services are considered integral to the audit services that it provides, or in which there is another compelling rationale for using its services. During the year ended December 31, 2008, all services provided by Grant Thornton LLP were pre-approved by the audit committee in accordance with this policy.

The audit committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The audit committee has reviewed the audit fees paid by the Company to the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the rules restricting the independent registered public accounting firm from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the financial statements as of and for the year ended December 31, 2008, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 16, 2009. The audit committee also recommended the selection of Grant Thornton LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2009.

Audit Committee

Mel P. Melsheimer, Chairman
Richard A. Sebastiao, Member
Steven Drogin, Member

OTHER BUSINESS

The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s Proxy Statement or presentation at the Meeting unless certain securities law requirements are met.

2010 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2010 annual meeting of stockholders must be received by the Company on or before January 8, 2010. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Patriot Capital Funding, Inc., 274 Riverside Avenue, Westport, CT 06880, Attention: Secretary.

Stockholder proposals or director nominations to be presented at the 2009 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days in advance of the one year anniversary of the previous year’s annual meeting of stockholders. For the Company’s 2010 annual meeting of stockholders, the Company must receive such proposals and nominations no later than March 19, 2010. If the date of the annual meeting has been changed by more than thirty (30) calendar days prior to or delayed by more than sixty (60) days after such anniversary date, stockholder proposals or director nominations must be so received not later than the close of business ninety (90) days prior to the 2010 annual meeting of stockholders or the tenth day following the day on which such notice of the date of the 2010 annual meeting of stockholders was mailed or such public disclosure is made. Proposals must also comply with the other requirements contained in the Company’s restated bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

PATRIOT CAPITAL FUNDING, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Richard P. Buckanavage, William E. Alvarez, Jr. and Timothy W. Hassler, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of Patriot Capital Funding, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the offices of Edwards Angell Palmer & Dodge LLP, Three Stamford Plaza, 301 Tresser Boulevard, Stamford, Connecticut 06901, on June 17, 2009 at 10:30 A.M., Eastern Daylight Time, and at all adjournments thereof, as indicated on this proxy.

1.	FOR ☐	WITHHELD ALL ☐	NOMINEES CROSSED OUT ☐

To elect:

	Steve Drogin	Mel P. Melsheimer	Richard A. Sebastiao
to serve as a director (except as marked to the contrary) for the Company for a three-year term expiring in 2012 or until his successor is elected and qualified.
2.     FOR ☐                 AGAINST ☐                 ABSTAIN ☐
To ratify the selection of Grant Thornton LLP to serve as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2009.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED.
Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement.

Dated

Signature

Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.